As filed with the Securities and Exchange Commission on November 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

L.B. FOSTER COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1324733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

415 Holiday Drive, Suite 100

Pittsburgh, Pennsylvania 15220

(412) 928-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick J. Guinee, Esq.

Executive Vice President, General Counsel and Secretary

L.B. Foster Company

415 Holiday Drive, Suite 100

Pittsburgh, PA 15220

(412) 928-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Celia A. Soehner, Esq.

Maria L. Sasinoski, Esq.

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

(412) 560-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2026

PROSPECTUS

L.B. FOSTER COMPANY

$180,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

From time to time, we may offer and sell up to $180,000,000 aggregate dollar amount of shares of our common stock, shares of our preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. This prospectus describes the general manner in which those securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $180,000,000.

You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents and information incorporated or deemed to be incorporated by reference herein and therein, before you invest in any of our securities.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “FSTR.” On November 3, 2026, the last reported sale price of our common stock was $36.46 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement and any related free writing prospectus.

This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

We are currently a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “The Company—Our Status as a Smaller Reporting Company” for additional information.

Investing in our securities involves significant risks. You should carefully consider the risk factors referred to on page 4 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement, before you invest in our securities.

We may offer and sell the securities through underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 10 of this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026

Unless the context requires otherwise, references in this prospectus to “L.B. Foster,” the “Company,” “we,” “us,” and “our” or similar references refer collectively to L.B. Foster Company and not its subsidiaries.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, we have not done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $180,000,000 in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated by reference herein and any additional information as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before investing in any of the securities offered.

You should rely only on the information contained in, incorporated or deemed to be incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, or, in each case, as of any earlier date as of which such information is given, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q since our most recent Form 10-K, if any, on file with the SEC, and any respective amendments thereto. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.

The Company

Founded in 1902, L.B. Foster Company is a global technology solutions provider of engineered, manufactured products and services that builds and supports infrastructure. The Company’s innovative engineering and product development solutions address the safety, reliability, and performance needs of its customers’ most challenging requirements. The Company maintains locations in North America, South America, Europe, and Asia.

The Company operates under two reporting segments (1) Rail, Technologies, and Services (“Rail”) and (2) Infrastructure Solutions (“Infrastructure”), each of which has certain business units, as described below:

Rail, Technologies, and Services

The Company’s Rail segment is comprised of several manufacturing, distribution, and service businesses that provide a variety of products, solutions, and services for freight and passenger railroads and other industrial companies throughout the world. The Rail segment has sales offices throughout North America, South America, Europe, and Asia, and works on rail projects where it offers products manufactured by the Company, or sourced from numerous supply chain partners. The Rail segment also offers contract project management and aftermarket services. The Rail reporting segment is comprised of the Rail Products, Global Friction Management, and Technology Services and Solutions business units. Within Rail Products and Global Friction Management, we offer a full suite of track components and friction management products and services. Within Technology Services and Solutions, we focus on innovation, creating leading edge engineering and digital communication technology solutions for rail, infrastructure, and the built environment, including control and digital display, contract services, and condition monitoring solutions. The Technology Services and Solutions business unit also offers Total Track Monitoring railroad condition monitoring systems, equipment, and services.

Infrastructure Solutions

The Infrastructure segment uses its industry expertise to design, manufacture, and deploy advanced technologies that positively impact the built environment, including precast concrete buildings and products, bridge products, and steel pipe protective coatings and threading. The Infrastructure segment is composed of ten operating facilities across the US providing engineered precast concrete solutions, fabricated bridge products, and protective pipe coating and threading offerings across North America.

Corporate Information

We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our principal executive offices are 415 Holiday Drive, Suite 100, Pittsburgh, Pennsylvania 15220, and (412) 928-3400. Our common stock is listed on the Nasdaq Global Select Market under the symbol “FSTR.”

Our Status as a Smaller Reporting Company

We are currently a “smaller reporting company,” as defined in Rule 405 under the Securities Act. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to us. For example, we are required to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and are subject to reduced disclosure obligations in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. As of the most recent measurement date of June 30, 2026 (the end of our second fiscal quarter), we determined that we will no longer qualify as a smaller reporting company for the upcoming 2027 fiscal year. As such, following a phase-in period, will be required to comply with the additional legal and regulatory requirements applicable to public companies that are not smaller reporting companies and may incur significant legal, accounting and other expenses to do so.

Recent Developments

Dulworth Acquisition

As previously reported in a Current Report on Form 8-K, on October 28, 2026, CXT Incorporated (“CXT”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement with Dulworth Enterprises, Inc., a Texas corporation (“Dulworth”) and the other seller parties named therein, for CXT to acquire the operating assets of Dulworth for a purchase price of $52,180,000 in cash, subject to customary indemnification holdbacks (the “Transaction”). The Transaction closed October 28, 2026. The Company funded the full consideration for the acquisition with cash on hand and available funds from its existing revolving credit facility. The acquired business will be integrated into the Company’s Precast Concrete Products business unit within its Infrastructure Solutions segment.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” in our Annual Report on Form 10-K for our most recently completed fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the SEC in the future, together with all of the other information appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Information By Reference.” In addition, any prospectus supplement relating to an offering of our securities pursuant to this prospectus may contain a discussion of further risks applicable to an investment in our securities, which you should carefully consider prior to making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. The occurrence of any of these risks, or additional risks and uncertainties not presently known to us or that we currently deem immaterial, could materially and adversely affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking” statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. These statements are included throughout such documents, including within Part I, Item 1A., “Risk Factors”, and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Forward-looking statements provide management’s current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “will,” “expect,” “should,” “could,” “continue,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements.

Forward-looking statements are based on the Company’s expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, the Company’s expectations relating to our strategy, goals, projections, valuations and impairments, and plans regarding our financial position, liquidity, capital resources, results of operations and decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: adverse economic conditions in the markets we serve, including recession, the volatility in the prices for oil and gas, tariffs, duties or trade wars, inflation, rising labor costs, project delays, and budget shortfalls, or otherwise; the disruption of government funding programs as a result of potential periodic government shutdowns; volatility in the global capital markets, including interest rate fluctuations, which could adversely affect our ability to access the capital markets on terms that are favorable to us; restrictions on our ability to draw on our credit agreement, including as a result of any future inability to comply with restrictive covenants contained therein; a decrease in freight or transit rail traffic; a decrease in construction activity; environmental matters and the impact of environmental regulations, including any costs associated with any remediation and monitoring of such matters; the risk of doing business in international markets, including compliance with anti-corruption and bribery laws, foreign currency fluctuations and inflation, global shipping disruptions, the imposition of increased or new tariffs, and trade restrictions or embargoes, or uncertainties relating to the imposition and enforcement of tariffs; our ability to timely effectuate our strategy, including cost reduction initiatives, including but not limited to the exit of certain product lines in the UK-based Tew Engineering business, and our ability to effectively integrate acquired businesses or to divest businesses, and to realize anticipated synergies and benefits, including but not limited to the acquisition of Dulworth Enterprises Inc.; costs of and impacts associated with shareholder activism; the timeliness, cost, and availability of materials from our major suppliers, as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers’ concerns about conflict minerals; labor disputes; emerging technologies, including those related to or arising from artificial intelligence, and resultant risks to our business and operations; cybersecurity risks such as data security breaches, malware, ransomware, “hacking,” and identity theft, either with respect to our systems or those of third parties on whom we rely, which could disrupt our business and may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses, or an adverse effect to our reputation, business or financial condition; the continuing effectiveness of our ongoing implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of any new credit agreement, the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact taxes; domestic and foreign government regulations, including tariffs; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any change in policy or other change due to the results of the UK’s parliamentary elections and the U.S. presidential and congressional elections that could affect UK or US business conditions; other geopolitical conditions, including the ongoing conflicts between Russia and Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; a lack of, freezing of, or delay in state or federal funding for infrastructure projects; an increase in manufacturing or material costs, including volatility in steel prices, oil prices, and wage inflation; the loss of future revenues from current customers; any future global health crises, and the related social, regulatory, and economic impacts and the response thereto by the Company, our employees, our customers, and national, state, or local governments, including any governmental travel restrictions; and risks inherent in litigation and the outcome of litigation and product warranty claims. These and other risks and uncertainties are described under Part I, Item 1A., “Risk Factors” and elsewhere in our 2025 Form 10-K and in other documents we subsequently file from time to time with the SEC.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus or in any document or information incorporated by reference herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus are based on information available to us as of the date hereof, such information may be limited or incomplete, and we assume no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. You may obtain a copy of the registration statement through the SEC’s website.

We make available, free of charge, on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such information with, or furnish such information to, the SEC. You may access these documents on our website at https://investors.lbfoster.com. Information on our website does not constitute part of this prospectus, other than the documents we have filed with the SEC that are expressly incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026 (our “2025 Form 10-K”);

•

the information in our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Shareholders, filed with the SEC on April 10, 2026, that is incorporated by reference into Part III of our 2025 Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on May 4, 2026, August 10, 2026 and November 4, 2026, respectively;

•

our Current Reports on Form 8-K filed with the SEC on May  21, 2026, May  22, 2026, July  30, 2026 (except for portions deemed to be furnished and not filed) and October 29, 2026 (except for portions deemed to be furnished and not filed); and

•

the description of our capital stock contained in our Amended Registration Statement on Form 8-A/A filed with the SEC on August  31, 1998, as updated by the description of our capital stock included in Exhibit 4.1 to our 2025 Form 10-K, including any subsequently filed amendment or report updating such description.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

L.B. Foster Company

Attention: Corporate Secretary

415 Holiday Drive, Suite 100

Pittsburgh, PA 15220

Telephone: (412) 928-3400

Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We will describe the intended use of the net proceeds from any particular offering in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Select Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities more than one business day prior to their scheduled settlement date, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of the common stock, par value $0.01 per share and preferred stock that we may offer under this prospectus, but it is not complete and is subject to, and qualified in its entirety by reference to, the relevant provisions of the laws of the Commonwealth of Pennsylvania, including the Pennsylvania Business Corporation Law (“PBCL”), the Company’s Articles of Incorporation (“Articles of Incorporation”) and its Bylaws (the “Bylaws”). While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Authorized Capital Stock

Our authorized capital shares consist of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of October 28, 2026 there were 10,520,291 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Description of Common Stock

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including the election of directors. Our common stock does not have cumulative voting rights and the Board of Directors of our Company (the “Board of Directors”) is not classified. Except as otherwise provided in the PBCL, Articles of Incorporation or Bylaws, actions by shareholders shall be effective upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. The Bylaws provide that, in the case of director elections, candidates receiving the highest number of votes from each class or group of classes shall be elected (i.e., plurality vote standard).

Notwithstanding the foregoing, the affirmative vote of no less than two-thirds of the votes that all shareholders are entitled to cast is required to amend certain provisions of the Bylaws regarding (i) advance notice of nominations and proposals (Section 2.05) and (ii) amendment of Bylaws (Section 7.02).

Dividend Rights

Subject to the rights of any preferred stock then outstanding, holders of common stock are entitled to receive dividends for each outstanding share, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

In the event of the Company’s liquidation, dissolution, or winding up, either voluntarily or involuntarily, holders of common stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, the remaining assets of the Company available for distribution, if any, in proportion to the number of shares held.

Other Rights and Preferences

The holders of common stock do not have any preemptive, redemption, sinking fund, or conversion rights and the common stock is not subject to any restriction on alienability, except as required by law.

Description of Preferred Stock

The Board of Directors may issue preferred stock from time to time. Subject to the limits imposed by the PBCL, our Board of Directors is authorized to divide the authorized and unissued shares of preferred stock into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the class or series.

Certain Anti-Takeover Provisions

Governance Document Provisions

The Articles of Incorporation and Bylaws include certain provisions which may be considered to be “anti-takeover” in nature because they may have the effect of discouraging or making more difficult the acquisition of control by means of a hostile tender offer, exchange offer, proxy contest or similar transaction.

The provisions in the Articles of Incorporation and Bylaws (or lack thereof) which may be considered to be “anti-takeover” in nature include the following:

•

Availability of authorized but unissued capital stock, including the ability to issue a class or series, or both, of preferred stock whose rights and privileges may be determined by the Board of Directors;

•	A provision that does not permit shareholders to cumulate their votes for the election of directors;

•	A provision that limits the permissible number of directors;

•	A provision that requires, in certain circumstances, a greater than majority shareholder vote in order to amend the Bylaws and advance notice provisions set forth therein;

•

A provision requiring that advance notice be delivered to the Company of any business to be brought by an eligible shareholder before a meeting of shareholders and requiring certain procedures to be followed by shareholders in nominating candidates for election as directors;

•	No provision for shareholders to call special meetings of shareholders; and

•	No provision for shareholders to act by partial written consent.

Pennsylvania Business Corporation Law Provisions

The PBCL contains a number of statutory “anti-takeover” provisions, including Subchapters E, F, G and H of Chapter 25 and Sections 2521, 2524 and 2538 of the PBCL, which apply automatically to Pennsylvania registered corporations unless the corporation elects to opt-out of those provisions. The Company is a Pennsylvania registered corporation, and has elected to opt-out of certain provisions as described below. Descriptions of the anti-takeover provisions that the Company opted out of are qualified in their entirety by reference to the PBCL:

•

Section 1715 (relating to exercise of powers generally) provides that the board of directors, when considering the best interests of the corporation generally, may consider the effects of an action upon any or all groups affected by the action, the short- and long-term interests of the corporation, and the resources, intent, and conduct of any person seeking to acquire control of the corporation. In considering the best interests of the corporation and the effect of an action, the board of directors shall not be required to regard the corporate interest or interest of any particular group as the dominant or controlling interest, and the act of the board of directors, absent any breach of fiduciary duty, shall be presumed to be in the best interest of the corporation.

•	Section 2538 of the PBCL generally establishes certain shareholder approval requirements with respect to specified transactions with “interested shareholders.”

•

Subchapter E (relating to control transactions) generally provides that if any person or group acquires 20% or more of the Company’s voting power, the remaining holders of voting shares may demand from such person or group the fair value of their voting shares, including a proportionate amount of any control premium.

•

Subchapter F (relating to business combinations) imposes conditions upon “business combinations,” including a five-year moratorium on certain “business combinations” unless certain conditions are met, between an “interested shareholder” and the Company. The term “business combination” is defined broadly to include various transactions between a corporation and an interested shareholder including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation. An “interested shareholder” is defined generally as the beneficial owner of at least 20% of a corporation’s voting shares.

•	Subchapter G (relating to control share acquisitions) generally requires a shareholder vote to reinstate voting rights to control shares acquired by a 20% shareholder in a control-share acquisition.

•

Subchapter H (relating to disgorgement of profits) generally requires a person or group that owns 20% or more of a company’s equity securities, or that publicly announces an intention to acquire control of a company, to disgorge within 24 months prior to, or within 18 months after, acquiring control status any profits received from a sale of the company’s shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market under the symbol “FSTR.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock, preferred stock or other securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock or preferred stock or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The form of indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•

to evidence the assumption by a successor entity of our obligations under the indenture and the debt securities in connection with a consolidation, merger or transfer of all or substantially all of our assets permitted under the indenture;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•

to defease and be discharged from any and all of our obligations with respect to any debt securities except for certain obligations, including the following (which discharge is referred to as “legal defeasance”):

1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee; and

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written certification of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The form of indenture provides that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Before exercising their warrants, holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants, and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the applicable prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of L.B. Foster Company and subsidiaries appearing in L.B. Foster Company’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of L.B. Foster Company and subsidiaries’ internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and sale of the securities being registered hereby.

SEC Registration Fee	$15,660
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer Agent, Trustee and Depositary fees and expenses	(1)
Printing and engraving expenses	(1)
Blue Sky fees and expenses	(1)
Rating agency fees	(1)
Listing fees and expenses	(1)
Miscellaneous expenses	(1)
Total expenses	$(1)

(1)

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable by us in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the Commonwealth of Pennsylvania. Under Sections 1741 and 1742 of the Pennsylvania Business Corporation Law, as amended (the “PBCL”), unless otherwise provided for in the bylaws, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of a threatened, pending or completed action or proceeding by or in the right of the corporation, such indemnification only covers expenses and excludes judgments and amounts paid in settlement with respect to such action or proceeding, and no indemnification can be made for expenses if such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

(2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) by the shareholders.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a present or former director or officer of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, the director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the director or officer in connection therewith.

Further, PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director or representative of a business corporation in defending any such action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such officer, director or representative to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Further, PBCL Section 1749 extends the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to representatives of the business corporation serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

The Amended and Restated Bylaws of the Company (the “Bylaws”) provide for indemnification, to the fullest extent permitted by Pennsylvania law, for directors and officers against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person arising out of or related to such person’s service as a director or officer of the Company, or such person’s service at the request or for the benefit of the Company as a director, officer, employee, agent, partner or fiduciary of another corporation or of any limited liability company, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws further provide that the Company may, by action of its Board of Directors, indemnify employees and other persons and advance expenses to such persons to the same extent as provided for indemnitees under the Bylaws. In addition, to the extent required by Pennsylvania law, the Company is required to indemnify any employee or agent who has been successful on the merits or otherwise in the defense of any proceeding, claim, issue or matter against expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith.

The Bylaws also require the advancement of expenses incurred by an indemnitee in connection with an indemnified matter in advance of the final disposition of such indemnified matter upon receipt of an undertaking by or on behalf of such person to repay such amount, without interest, if it shall ultimately be determined that such person is not entitled to be indemnified pursuant to the Bylaws.

The Bylaws do not provide for indemnification where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or, subject to certain exceptions, in connection with a proceeding initiated by the person seeking indemnification unless such proceeding was authorized by the Board of Directors of the Company.

The indemnification provided by the Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, provision of the Articles of Incorporation of the Company, the Bylaws, agreement, vote of shareholders or directors or otherwise.

The Bylaws provide that the Company may purchase and maintain insurance, at its expense, for the benefit of any person against any expense, liability or loss, whether or not the Company would have the power to indemnify such person under the PBCL or other applicable law. The Bylaws also provide that the Company may purchase and maintain insurance to insure its indemnification obligations, whether arising under the Bylaws or otherwise. As permitted by PBCL Section 1747 and the Bylaws, the Company maintains insurance policies insuring directors and officers against certain liabilities they may incur in their capacity as such.

As permitted by Section 1713(a) of the PBCL, the Bylaws provide that no director shall be personally liable, as such, for monetary damages for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the PBCL (or any successor statute); and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Section 1713(b) of the PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws. Section 1715(d) of the PBCL creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. Section 1712 of the PBCL, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his or her duties as a director or as a member of any committee of the board of directors in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

The foregoing is only a general summary of certain aspects of the PBCL and the Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Subchapter D of Chapter 17 of the PBCL, the Company’s Articles of Incorporation and the Bylaws.

Item 16.	Exhibits

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement for any offering of securities.

4.1	Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 0-10436, filed on May 13, 2003.

4.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, File No. 0-10436, filed on August 8, 2023.

4.3	Description of Capital Stock of L.B. Foster Company, incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

4.4*	Form of Statement with Respect to Shares or other Articles of Amendment designating Preferred Stock.

4.5*	Specimen Preferred Stock Certificate.

4.6	Form of Indenture.

4.7*	Form of Debt Security.

4.9*	Form of Warrant.

4.10*	Form of Unit.

4.11*	Form of Subscription Rights Certificate.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature page of this Registration Statement).

25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, under the Indenture.

107	Filing Fee Table.

*	To be filed as an amendment or as an exhibit to a report or document to be incorporated by reference in this registration statement.
**	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Filing Fee Table attached as an exhibit to the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. §230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4.

The undersigned registrant hereby undertakes to file, if and when applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 4, 2026.

L.B. FOSTER COMPANY

By:	/s/ John F. Kasel
Name:	John F. Kasel
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Kasel, Sean M. Reilly and Patrick J. Guinee and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-3 (including pre-effective and post-effective amendments, any supplements, any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John F. Kasel John F. Kasel	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 4, 2026

/s/ Sean M. Reilly Sean M. Reilly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2026

/s/ Timothy J. Curran Timothy J. Curran	Corporate Controller (Principal Accounting Officer)	November 4, 2026

/s/ Raymond T. Betler Raymond T. Betler	Chairman of the Board and Director	November 4, 2026

/s/ John E. Kunz John E. Kunz	Director	November 4, 2026

/s/ David J. Meyer David J. Meyer	Director	November 4, 2026

/s/ Diane B. Owen Diane B. Owen	Director	November 4, 2026

/s/ Bruce E. Thompson Bruce E. Thompson	Director	November 4, 2026